Exhibit 10.2

LIMITED RECOURSE PROMISSORY NOTE

$1,750,000.00	February 28, 2007

BCI COMMUNICATIONS, INC., a Delaware corporation (the "Maker"), with an address at 20 Bushes Lane, Elmwood, New Jersey 07407, for value received, hereby promises to pay to the order of J&J LEASING PARTNERSHIP, a Texas partnership, (“Payee”) with an address of P.O. Box 120308, Arlington, TX 76012 or their designees the principal sum of One Million Seven Hundred and Fifty Thousand Dollars and no/100 ($1,750,000.00), together with interest thereon accruing at a fixed rate equal to eight and one-quarter percent (8.25%) per annum until all principal under this Note is paid in full. This Note shall be due and payable quarterly, principal and interest, for a three year period from the date hereof (the "Maturity Date"). Notwithstanding the foregoing, interest on all amounts owing under this Note after the Maturity Date or the occurrence of an Event of Default (as hereinafter defined), shall accrue at a rate equal to the Prime Interest Rate plus two percent (2%) (the “Default Rate”).  Interest on the principal balance of this Note from time to time outstanding shall be computed on the basis of a 360 day year and actual days elapsed. If any payment of principal or interest or any other amount under this Note becomes due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extensions shall be included in computing interest in connection with such payments. For purposes of this Note, a "Business Day" shall mean any day, other than Saturdays, Sundays or other days on which commercial banks are required by law to be closed in the State of New Jersey. All payments made by Maker under this Note shall be in immediately available funds and U.S. dollars.

Reference is made to the Asset Purchase Agreement, dated as of as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "APA"), between the Maker, Payee, Digital Systems Communications, Inc, and the shareholders thereof, which, among other things, further sets forth all of the parties obligations under this Note. Capitalized terms and phrases used in this Note without definition in this Note shall have the respective meanings set forth in the APA.

This Note is secured by a certain Deed of Trust (“Deed of Trust”), executed by Maker to Michael H. Myers, Trustee for Payee covering the real property and improvements located at Block 10-R, Arlington Heights Addition, an addition to the City of Arlington, Tarrant County, Texas, according to the Plat recorded in Volume 388-48, Page 66, Plat Records of Tarrant County, Texas, in the E. Daggett Survey, A-430.

The principal balance of this Note may be prepaid in whole or in part, at any time and from time to time, without premium or penalty, together with all accrued interest on the principal balance so prepaid.

All prepayments and the other payments under this Note shall be applied first to accrued but unpaid interest, and then to the unpaid principal balance, until all principal and accrued interest under this Note have been paid in full.

If any of the following events, acts or circumstances shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be affected by operation of law or otherwise) (each, an "Event of Default"):

1.  if the Maker shall fail to make any payment required under this Note within fifteen (15) days of when due, and any payment made after such date shall include an interest penalty of 2% for the number of days that the payment is late; or

2. if the Maker fails to perform or observe any of its covenants or agreements contained in this Note (except for nonperformance described in Event of Default 1) within 30 days of when performance is required by the applicable document; or

3. if the Maker shall (a) be dissolved, (b) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself of all or a substantial part of its property, (c) make a general assignment for the benefit of its or his creditors, (d) commence a voluntary case under Title 11 of the United States Bankruptcy Code or any successor thereto (the “Bankruptcy Code”), any state bankruptcy law or any law similar to any of the foregoing, (e) file a petition seeking to take advantage of any law relating to bankruptcy, insolvency, reorganization, winding up, or composition or readjustment of debts, or (f) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against Maker in an involuntary case under the Bankruptcy Code, any state bankruptcy law or any law with a purpose or otherwise similar to any of the foregoing; or then, and upon the occurrence of any Event of Default, the Payee and/or the Agent may, with ten (10) days written notice, take any, certain, or all of the following actions: proceed to enforce or cause to be enforced any remedies provided under this Note or the Deed of Trust.

NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE OBLIGATIONS OF MAKER EVIDENCED BY THIS NOTE (INCLUDING WITHOUT LIMITATION ATTORNEY’S FEES AND LIABILITY FOR BREACH OF ANY WARRANTY OR COVENANT HEREUNDER OR UNDER THE DEED OF TRUST) ARE ABSOLUTELY NON-RECOURSE, SUBJECT ONLY TO THE RIGHTS WHICH PAYEE HAS PURSUANT TO THE DEED OF TRUST IN THE REAL PROPERTY SECURED THEREBY AND MAKER SHALL NOT OTHERWISE BE LIABLE FOR THE OBLIGATIONS HEREUNDER UPON THE OCCURRENCE OF AN EVENT OF DEFAULT HEREUNDER. PAYEE AGREES TO LOOK SOLELY TO THE REAL PROPERTY SECURED BY THE DEED OF TRUST OR THE PROCEEDS THEREOF, FOR THE PAYMENT OF THE OBLIGATIONS HEREUNDER.

Except as otherwise specified pursuant to this Note, any notice, request, information or other document to be given pursuant to this Note, shall be in writing and shall be given by hand delivery, telecopier, certified or registered U.S. mail or a reputable overnight courier service which provides evidence of its receipt as part of its service, as follows:

If to Maker to:	BCI Communications, Inc.
20 Bushes Lane
Elmwood, New Jersey 07407
Attn: General Counsel

If to Payee:	J&J Leasing Partnership
P.O. Box 120308
Arlington, TX 76012

Maker or Payee may change the address or telecopier number to which notices hereunder are to be sent to it by giving written notice of such change as herein provided. Any notice given hereunder shall be deemed given on the date of hand delivery, transmission by telecopier, deposit with the U.S. postal service or delivery to a courier service, as appropriate.

EACH OF THE MAKER AND PAYEE HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE, IT BEING AGREED THAT ALL SUCH TRIALS SHALL BE CONDUCTED SOLELY BY A JUDGE. EACH OF THE MAKER AND PAYEE CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF EITHER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH OF THE MAKER AND PAYEE AGREES AND ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY INDEPENDENT COUNSEL IN CONNECTION WITH THIS NOTE OR BEEN ADVISED THAT IT SHOULD BE REPRESENTED BY INDEPENDENT COUNSEL IN CONNECTION WITH THIS NOTE. IF MAKER OR PAYEE HAS DECIDED NOT TO BE REPRESENTED BY INDEPENDENT COUNSEL IN CONNECTION WITH THIS NOTE, IT IRREVOCABLY AND FOREVER WAIVES ANY AND ALL DEFENSES OR RIGHTS ARISING OUT OF OR RELATED TO SAID DECISION.

No change, amendment, modification, termination, waiver, or discharge, in whole or in part, of any provision of this Note shall be effective unless in writing and signed by the Maker and Payee, and with respect to a waiver or discharge so given by the Payee, shall be effective only in the specific instance in which given. The Maker acknowledges that this Note and the Maker’s obligations under this Note are, and shall at all times continue to be, absolute and unconditional in all respects, and shall at all times be valid and enforceable. Payee, at their discretion, may unilaterally offset any of their obligations to Maker by reducing any installments at any time payable under this Note.

In the event any one or more of the provisions contained in this Note should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

The “Maximum Rate” permitted from day to day by applicable law, pursuant to Section 303.201 of the Texas Finance Code and Article 1D.002 of the Texas Credit Code (and as the same may be incorporated by reference in other Texas statutes), but otherwise without limitation, that rate based upon the “indicated rate ceiling.”

If, at any time, the rate of interest under this Note shall be deemed by any competent court of law, governmental agency, or tribunal to exceed the maximum rate of interest permitted by the laws of any applicable jurisdiction or the rules or regulations of any appropriate regulatory authority or agency, then during such time as such rate of interest would be deemed excessive, that portion of each interest payment attributable to that portion of such interest rate that exceeds the maximum rate of interest so permitted shall be deemed a voluntary prepayment of principal or, if all principal has been paid, that portion of each interest payment attributable to that portion of such interest rate that exceeds the maximum rate of interest so permitted shall be promptly refunded to Maker.

This Note binds the Maker and its successors and assigns, and Maker shall have the right to assign, transfer or delegate its rights or obligations under this Note with the Payee’s consent, and this Note shall inure to the benefit of Payee and its successors and assigns.

This Note shall be construed in accordance with and governed by the laws of the State of Texas without giving effect to conflict of law principles.

BCI Communications, Inc., a Delaware corporation

By:	/s/ Rich Berliner
Name: Rich Berliner
Title: Chief Executive Officer
Attest:

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